Exhibit 99.1

Codexis Reports Third Quarter 2024 Financial Results

Quarter Highlights Include Key Additions to Management Team and Extension of Cash Runway into 2027 with $31M Raise via ATM Facility

Company Reiterates Full-year Financial Guidance; On Track to Achieve Product Revenue Growth of at Least 10% vs. FY2023 Excluding Enzyme Sales Related to PAXLOVID™

REDWOOD CITY, Calif., October 31, 2024 — Codexis, Inc. (NASDAQ: CDXS), a leading provider of enzymatic solutions for efficient and scalable therapeutics manufacturing, today announced financial results for the third quarter ended September 30, 2024, and provided a business update.

“Codexis had a strong third quarter, in which we surpassed product revenue goals, welcomed two new, highly experienced executives to our management team, and brought in $31 million via our existing ATM facility, extending our cash runway into 2027, past the point of profitability. By out-licensing our genomics enzymes portfolio to Alphazyme, we also reinforced our ability to focus on our key strategic priorities: the growth of our Pharmaceutical Manufacturing business and our ECO Synthesis™ manufacturing platform,” said Stephen Dilly, MBBS, PhD, Chairman and Chief Executive Officer of Codexis. “We are in a great position to close the fiscal year on a high note with three data presentations at the upcoming TIDES Europe congress, where we will showcase the real-world application of our ECO Synthesis™ platform and highlight concrete commercial interest. We also expect to announce our first technical collaboration with a major pharmaceutical partner by the end of this year. Combined with the increasing volume of inbound inquiries for our ECO Synthesis™ technology, we are well on our way to being the first company to capture significant value from the enzymatic synthesis of oligonucleotide therapeutics.”

Third Quarter and Recent Business Highlights

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In October 2024, Codexis announced an increase in its cash reserves through capital raises totaling $31 million via the Company’s existing at-the-market (ATM) facility. The expanded reserves allow the Company to self-fund into 2027, providing a clear path to positive cash flow, anticipated around the end of 2026. The continuous interest from existing shareholders serves as validation of the Company’s accelerated technical progress and will enable Codexis to invest in the right talent, technology and capabilities to continue executing on its strategy.

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In October 2024, Codexis announced the appointment of Georgia Erbez to Chief Financial Officer. Ms. Erbez is a seasoned financial executive who most recently served as Chief Operating Officer at Walking Fish Therapeutics. Prior to that, she served as the Chief Financial Officer of Harpoon Therapeutics. Ms. Erbez also held the role of Chief Business Officer and Chief Financial Officer at Zosano Pharma Corp., and has served as Chief Financial Officer for Revolution Medicines, Asterias Biotherapeutics and Raptor Pharmaceuticals.

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Codexis announced the appointment of Alison Moore, PhD, to the newly created role of Chief Technical Officer in October 2024. Dr. Moore is the former Chief Technical Officer of Allogene Therapeutics and joins the Codexis Management Team after serving for four years on the Company’s Board of Directors. Prior to Allogene, she spent a total of 20 years at Amgen, most recently as Senior Vice President, Process Development, and held roles in Supply Chain and Manufacturing. Dr. Moore also has experience at Genentech as a Director in Chemistry, Manufacturing and Controls, and in Regulatory Affairs.

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In October 2024, Codexis announced the Company licensed its genomics life science enzyme portfolio to Alphazyme, LLC, part of Maravai LifeSciences. The agreement includes licenses for the HiFi DNA Polymerase, HiTemp Reverse Transcriptase, HiRev Isothermal Polymerase and other enzymes that were in development directed towards genomics and diagnostics applications prior to the Company’s strategic shift announced in July 2023. Under the terms of the agreement, Codexis is eligible to receive sales-based royalties.

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In September 2024, Codexis participated in a presentation and panel discussion at the RNA Leaders USA Congress. The Company’s presentations focused on the use of its Enzyme Catalyzed Oligonucleotide (ECO) Synthesis™ manufacturing platform to leverage enzymes in driving the scalable and cost-effective manufacture of short inhibitory ribonucleic acid (siRNA) duplexes.

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In August 2024, Codexis announced the publication of its inaugural sustainability disclosures detailing the Company’s environmental, social and governance (ESG) performance for the fiscal year ended December 31, 2023. To learn more about Codexis’ sustainability program or obtain a copy of the Company’s inaugural Sustainability Accounting Standards Board (SASB) index, please visit the sustainability page on the Company’s website.

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Codexis announced in July 2024 that the Company had finalized a purchase agreement with Crosswalk Therapeutics for two gene therapy assets. Under the teams of the agreement, Crosswalk acquired the Company’s investigational Fabry and Pompe disease compounds, and Codexis is eligible to receive future development and commercial milestone payments in addition to a net sales-based royalty.

Upcoming Milestones for the Fourth Quarter 2024

•	Codexis expects to announce its first technical collaboration with the ECO Synthesis™ manufacturing platform by the end of 2024.

•	The Company expects to complete the build-out of its ECO Synthesis™ Innovation Lab around the end of 2024.

Third Quarter 2024 Financial Highlights

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Total revenues were $12.8 million for third quarter 2024 compared to $9.3 million in third quarter 2023. Product revenues were $11.2 million for third quarter 2024 compared to $5.4 million in third quarter 2023, driven by timing of customer orders. R&D revenues for third quarter 2024 were $1.7 million compared to $3.9 million in third quarter 2023; the decrease was primarily due to lower non-recurring items, including for Biotherapeutics programs that the Company previously discontinued.

•	Product gross margin was 61% for third quarter 2024 compared to 58% in third quarter 2023. The increase in gross margin was largely due to variability in the product mix.

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R&D expenses for third quarter 2024 were $11.5 million compared to $13.7 million in third quarter 2023; the decrease was primarily driven by lower use of outside services related to Chemistry, Manufacturing and Controls and lower regulatory expenses and a decrease in lease and facilities costs due to the assignment of the Company’s San Carlos facility lease during the fourth quarter of 2023.

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Selling, General & Administrative expenses for third quarter 2024 were $13.6 million compared to $12.3 million in third quarter 2023; the increase was primarily due to an increase in consulting and outside services.

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•	The net loss for third quarter 2024 was $20.6 million, or $0.29 per share, compared to a net loss of $34.9 million, or $0.50 per share, for third quarter 2023.

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As of September 30, 2024, the Company had $90.3 million in cash, cash equivalents and short-term investments, which is expected to fund planned operations into 2027 and past the point of positive cash flow, anticipated around the end of 2026.

2024 Financial Guidance Reiterated

Codexis reiterated its full-year 2024 financial guidance originally issued on February 28, 2024, as follows:

•	Product revenues are expected to be in the range of $38 million to $42 million, excluding revenue related to PAXLOVID™.

•	R&D revenues are expected to be in the range of $18 million to $22 million.

•	Gross margin on product revenue is expected to be in the range of 58% to 63%, excluding revenue related to PAXLOVID™.

Conference Call and Webcast

Codexis will hold a conference call and webcast today beginning at 4:30 pm ET. A live webcast and slide presentation to accompany the conference call will be available on the Investors section of the Company website at www.codexis.com/investors. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers.

A telephone recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13726635 to access the recording. A webcast replay will be available on the Investors section of the Company website for at least 90 days, beginning approximately two hours after the completion of the call.

About Codexis

Codexis is a leading provider of enzymatic solutions for efficient and scalable therapeutics manufacturing, leveraging its proprietary CodeEvolver® technology platform to discover, develop and enhance novel, high-performance enzymes and other classes of proteins. Codexis enzymes solve for real-world challenges associated with small molecule and nucleic acid therapeutics manufacturing. The Company is currently developing its proprietary ECO Synthesis™ manufacturing platform to enable the scaled manufacture of RNAi therapeutics through an enzymatic route. Codexis’ unique enzymes can drive improvements such as higher yields, reduced energy usage and waste generation, improved efficiency in manufacturing and greater sensitivity in genomic and diagnostic applications. For more information, visit https://www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management,

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including but not limited to statements regarding anticipated milestones, including product launches, technical milestones, data releases and public announcements related thereto; whether Codexis will be able to, and the timing of it entering its first technical collaboration with its ECO Synthesis™ manufacturing platform in 2024; whether Codexis will be able to, and the timing of it substantially completing, the build-out of its planned ECO Synthesis™ Innovation Lab around the end of 2024; Codexis’ expectations regarding 2024 product revenues, R&D revenues and gross margin on product revenue, as well as its ability to fund planned operations into 2027; Codexis’ ability to achieve positive cash flow around the end of 2026; potential receipt by Codexis of certain milestone and royalty payments pursuant to its recent transactions with Alphazyme and Crosswalk Therapeutics; the potential to grow the pharmaceutical manufacturing business; and the potential of the ECO Synthesis™ manufacturing platform, including its ability to be broadly utilized and to enable commercial-scale manufacture of RNAi therapeutics through an enzymatic route. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; if any of its collaborators terminate their development programs under their respective license agreements with Codexis; Codexis may need additional capital in the future in order to expand its business; if Codexis is unable to successfully develop new technology such as its ECO Synthesis™ manufacturing platform and dsRNA ligase; Codexis’ dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; if Codexis is unable to develop and commercialize new products for its target markets; if competitors and potential competitors who have greater resources and experience than Codexis develop products and technologies that make Codexis’ products and technologies obsolete; Codexis’ ability to comply with debt covenants under its loan facility; if Codexis is unable to accurately forecast financial and operational performance; and market and economic conditions may negatively impact Codexis business, financial condition and share price. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 28, 2024 and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on or about the date hereof, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Codexis’ results for the quarter ended September 30, 2024, are not necessarily indicative of our operating results for any future periods.

For More Information

Investor Contact

Carrie McKim

(336) 608-9706

ir@codexis.com

Media Contact

Lauren Musto

(650) 421-8205

media@codexis.com

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Codexis, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Product revenue	$11,158	$5,395	$26,968	$24,807
Research and development revenue	1,675	3,882	10,917	18,775

Total revenues	12,833	9,277	37,885	43,582
Costs and operating expenses:
Cost of product revenue	4,317	2,249	12,634	9,947
Research and development	11,505	13,662	34,164	47,651
Selling, general and administrative	13,568	12,302	42,100	41,066
Restructuring charges	—	3,140	—	3,284
Asset impairment and other charges	—	9,984	165	9,984

Total costs and operating expenses	29,390	41,337	89,063	111,932

Loss from operations	(16,557)	(32,060)	(51,178)	(68,350)
Interest income	849	1,056	2,730	3,266
Interest and other expenses, net	(4,922)	(3,895)	(6,421)	(3,930)

Loss before income taxes	(20,630)	(34,899)	(54,869)	(69,014)
Provision for income taxes	10	9	31	34

Net loss	$(20,640)	$(34,908)	$(54,900)	$(69,048)

Net loss per share, basic and diluted	$(0.29)	$(0.50)	$(0.78)	$(1.02)
Weighted average common stock shares used in computing net loss per share, basic and diluted	72,032	69,466	70,759	67,670

Codexis, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(20,640)	$(34,908)	$(54,900)	$(69,048)
Other comprehensive gain:
Unrealized gain on available-for-sale short-term investments, net of tax	149	—	126	—

Comprehensive Loss	$(20,491)	$(34,908)	$(54,774)	$(69,048)

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Codexis, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$37,452	$65,116
Restricted cash, current	514	519
Short-term investments	52,803	—
Financing assets:
Accounts receivable	9,721	10,036
Contract assets	3,424	815
Unbilled receivables	3,460	9,142

Total financing assets	16,605	19,993
Less: allowances	(65)	(65)

Total financing assets, net	16,540	19,928
Inventories	2,103	2,685
Prepaid expenses and other current assets	3,490	5,218

Total current assets	112,902	93,466
Restricted cash	1,062	1,062
Investments in non-marketable equity securities	5,790	9,700
Right-of use assets - Operating leases, net	10,772	13,137
Property and equipment, net	13,266	15,487
Goodwill	2,463	2,463
Other non-current assets	1,928	1,246

Total assets	$148,183	$136,561

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,212	$5,947
Accrued compensation	10,320	11,246
Other accrued liabilities	6,505	4,735
Current portion of lease obligations - Operating leases	4,081	3,781
Deferred revenue	10,011	10,121

Total current liabilities	35,129	35,830
Deferred revenue, net of current portion	610	640
Long-term lease obligations - Operating leases	9,134	12,243
Long-term debt	28,631	—
Other long-term liabilities	1,279	1,233

Total liabilities	74,783	49,946
Stockholders’ equity:
Common stock	8	7
Additional paid-in capital	625,696	584,138
Accumulated other comprehensive income	126	—
Accumulated deficit	(552,430)	(497,530)

Total stockholders’ equity	73,400	86,615

Total liabilities and stockholders’ equity	$148,183	$136,561

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